Exhibit 5.1

[Letterhead of Ball Corporation]

November 18, 2019

Ball Corporation

10 Longs Peak Drive

Broomfield, Colorado 80021-2510

Re:	Ball Corporation €750,000,000 0.875% Senior Notes due 2024 €550,000,000 1.500% Senior Notes due 2027

Ladies and Gentlemen:

I am General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the public offering of €750,000,000 aggregate principal amount of the Company’s 0.875% Senior Notes due 2024 and €550,000,000 aggregate principal amount of the Company’s 1.500% Senior Notes due 2027 (collectively, the “Notes”) to be issued under the Indenture, dated as of November 27, 2015 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the (i) Eleventh Supplemental Indenture, dated as of November 18, 2019 (the “Eleventh Supplemental Indenture”), among the Company, the Guarantors (as defined below) and the Trustee, and (ii) Twelfth Supplemental Indenture, dated as of November 18, 2019 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture and the Eleventh Supplemental Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Indenture provides that the Notes are to be guaranteed by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) (such guarantees, together with the Notes, the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)            the registration statement on Form S-3 (File No. 333-223456) of the Company relating to debt securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2018 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

Ball Corporation

November 18, 2019

(b)           the prospectus, dated March 6, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)            the preliminary prospectus supplement, dated November 11, 2019 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the pricing term sheet, dated November 13, 2019, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;

(e)            an executed copy of the Underwriting Agreement, dated November 13, 2019 (the “Underwriting Agreement”), among the Company, the Guarantors and Merrill Lynch International, as representative of the several Underwriters named therein (collectively, the “Underwriters”), relating to the sale by the Company and the Guarantors to the Underwriters of the Securities;

(f)            an executed copy of the Base Indenture, including Article 10 thereof containing the guaranty obligations of the Guarantors (the “Guarantees”);

(g)           an executed copy of the Eleventh Supplemental Indenture;

(h)           an executed copy of the Twelfth Supplemental Indenture;

(i)             the global certificates evidencing the Notes, executed by the Company (the “Note Certificates”) and delivered by the Company to the Trustee for authentication and delivery;

(j)             a copy of each Opinion Party’s certificate of incorporation or certificate of formation, as applicable, certified by the Secretary of State of the State of Colorado;

(k)            a copy of each Opinion Party’s by-laws, as amended and in effect as of the date hereof, or limited liability company agreement (collectively, the “LLC Agreements”), as applicable; and

(l)             copies of certain resolutions of the Board of Directors or Board of Managers of each Opinion Party, dated November 13, 2019.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

Ball Corporation

November 18, 2019

In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

I do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Colorado.

As used herein, (a) “Opinion Parties” means the Guarantors listed on Schedule II hereto and “Non-Opinion Parties” means the Company and each of the Guarantors listed on Schedule III hereto and (b) “Transaction Documents” means the Indenture and the Note Certificates.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that the Guarantee of each Opinion Party has been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of such Opinion Party under the laws of the State of Colorado.

Ball Corporation

November 18, 2019

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the use of my name under the heading “Legal Matters” in the Prospectus. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Charles E. Baker
Charles E. Baker
General Counsel

Schedule I

Ball Advanced Aluminum Technologies Corp.

Ball Aerospace & Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Delaware Holdings, LLC

Ball Glass Containers, Inc.

Ball Global Business Services Corp.

Ball Holdings Corp.

Ball Holdings LLC

Ball Inc.

Ball International, LLC

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Ball Technologies Holdings Corp.

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

ScheduleI

Schedule II

Ball Metal Beverage Container Corp., a Colorado corporation

Ball Packaging, LLC, a Colorado limited liability company

Ball Technologies Holdings Corp., a Colorado corporation

ScheduleII

Schedule III

Ball Corporation, a Nevada corporation

Ball Metal Container Corporation, an Indiana corporation

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Aerospace & Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Beverage Can Americas, Inc., a Delaware corporation

Ball BP Holding Company, a Delaware corporation

Ball Container LLC, a Delaware limited liability company

Ball Delaware Holdings, LLC, a Delaware limited liability company

Ball Glass Containers, Inc., a Delaware corporation

Ball Global Business Services Corp., a Delaware corporation

Ball Holdings Corp., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Inc., a Delaware corporation

Ball International, LLC, a Delaware limited liability company

Ball Pan-European Holdings, LLC, a Delaware limited liability company

Latas de Aluminio Ball, Inc., a Delaware corporation

Rexam Beverage Can Company, a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation

ScheduleIII